Exhibit 23.2

KS NG LAW OFFICE 吳 國 生 律 師 事 務 所 Our File No.: MC/2300005 Date: 27 October 2023	Unit 1205, 12th Floor Far East Consortium Building 121 Des Voeux Road Central Hong Kong 香港德輔道中 121 號 遠東發展大廈 12 樓 1205 室 TEL : 2386 6132

PRIVATE AND CONFIDENTIAL

New Century Logistics (BVI) Limited Office A-E, 33/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong Attn: The Board of Directors	Total page(s): 5 (incl. this page)

Dear Sirs,

Company:	New Century Logistics (BVI) Limited (the “Company”, together with its subsidiaries, the “Group”)
Transaction:	Listing (the “Proposed Listing”) on the Nasdaq Capital Market
Subject:	Legal opinion in relation to the applicable Hong Kong laws and regulations related to the Group’s business operations

We are instructed by the Company, a company incorporated under the laws of the British Virgin Islands, and its subsidiaries established in [Hong Kong], as its legal advisers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) in connection with (a) the proposed initial public offering (the “Offering”) of certain number of ordinary shares (the “Ordinary Shares”) of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

We act as the Hong Kong legal advisers to the Company and hereby confirm that we are qualified lawyers of Hong Kong and as such are qualified to issue this legal opinion (the “Opinion”) on the laws and regulations of Hong Kong effective as of the date hereof.

Partners : NG Kwok Sang 吳國生 CHAN So Fun 陳素芬

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A. Documents and assumptions

For the purpose of this Opinion, we have carried out due diligence, reviewed and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by, among others, appropriate representatives of the Company. In rendering this Opinion, we have assumed without independent investigation that:

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party other than the Company thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies or facsimile or electronic copies conform to the originals;

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion;

(iv)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(v)	all requested Documents have been provided to us and all factual statements made to us by the Company in connection with this Opinion are true, accurate, correct and complete.

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B. Opinions

Subject to the assumptions, qualifications and limitations set forth herein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this Opinion as we consider relevant, we are of the opinion that:

(i)	each of the Hong Kong subsidiaries of the Company, namely New Century Logistics Company Limited, GLF Cargo Services Limited and Win-Tec Transportation Company Limited is duly incorporated in Hong Kong and validly existing under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong). As at the date of this Opinion, (i) no resolution has been passed to voluntarily wind up the Hong Kong Company; (ii) no winding up petition has been presented to the Hong Kong subsidiaries; (iii) no order has been made by any court for the winding up or administration of the Hong Kong Company; and (iv) no receiver or administrator has been appointed in relation to the Hong Kong Company or any of its assets or revenues;

(ii)	the description of Hong Kong laws and the legal matters relating to the Company’s business activities in Hong Kong with respect to the regulations set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Enforceability of Civil Liabilities”, “Our Business – Regulations Related to our Business Operations Hong Kong” and “Taxation – Hong Kong Profits Taxation” in each case insofar as such statements purport to describe or summarize the Hong Kong laws and legal matters relating the Company’s business activities in Hong Kong with respect to the regulations, correctly and fairly summarizes and describes the matters referred to therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(iii)	nothing has been omitted from such description which would make the same misleading in any material aspect.

C. Qualifications and limitations

We make the following reservations:

(i)	our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Without prejudice to the generality of the preceding sentences, our opinion is not intended to constitute, nor should it be construed as, advice regarding the securities laws or any other laws of the United States or any State thereof and we express no opinion as to the jurisdiction of any court of the United States or any State thereof;

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(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. Our opinion is given on the basis that we have no obligation to notify any addressee of this Opinion of any change in Hong Kong laws or its application after the date of this Opinion;

(iii)	our opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights;

(iv)	our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defences, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(v)	this Opinion is issued based on our understanding of the laws of Hong Kong. For matters not explicitly provided under the laws of Hong Kong, the interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinion stated above;

(vi)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches carried in Hong Kong;

(vii)	as used in this Opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion;

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(viii)	nothing in this Opinion shall be construed as an opinion that the Registration Statement complies with any legal or regulatory requirement as to its contents;

(ix)	this Opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently; and

(x)	this Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this Opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,
/s/ KS Ng Law Office
KS Ng Law Office